EXHIBIT 23.1

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

INDEPENDENT AUDITORS' CONSENT

To the Directors of Abitibi-Consolidated Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Abitibi-Consolidated Inc. of our report dated January 22, 2002 appearing in and incorporated by reference in Abitibi-Consolidated Inc.'s Annual Report on Form 40-F, as amended by Form 40-F/A for the fiscal year ended December 31, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Montreal, Quebec
March 7, 2003